Exhibit 10.35

                    COMMERCIAL AND INDUSTRIAL LEASE AGREEMENT

          THIS LEASE is made this 4th day of December, 1987 by and between
                                  ---        --------

Bluefin Associates, a Missouri General Partnership, LESSOR, and Simmons U.S.A.

Corporation, a Georgia Corporation, LESSEE, hereinafter referred to as the

"Lease".



          LESSOR hereby leases to LESSEE, and LESSEE hereby leases from LESSOR,

the following described premises, hereinafter referred to as "the Premises", TO-

WIT:

125,000 SQUARE FEET of warehouse/manufacturing space, including 8,000 square feet of ground-level or mezzanine-level office space, more particularly described on Exhibit "A" and in Special Stipulation A attached hereto and incorporated herein by reference.



          1. TERM: The term shall be for a period of ten (10) years, from Commencement Date (as defined in special Stipulation B.) The term of this lease shall expire, unless sooner terminated or extended as in this Lease provided, on the day immediately preceding the tenth (10) anniversary of the Commencement Date. After the Commencement Date, the LESSEE shall upon demand, execute and deliver to LESSOR a letter of acceptance of delivery of the Premises.

          1a. OPTION TO RENEW. Providing LESSEE is not in default of any of the material terms and conditions of this lease on the date of exercise of the option then ripe for exercise as herein provide, LESSEE shall have the option, exercisable on each occasion by written notice to LESSOR given at least 180 days prior to the expiration of the then current term, to renew this Lease for two periods of five years, which each option term commencing upon expiration of the immediately preceding term, said option being granted only to the original LESSEE executing this Lease and, notwithstanding anything to the contrary contained in this Lease, the rights contained in this renewal option are not assignable or transferable by such original LESSEE other than to a subsidiary, parent, or division of LESSEE, with LESSEE remaining liable to LESSOR hereunder (an "Affiliate") or to a permitted assignee pursuant to Paragraph 7.

          1b. RENTAL ADJUSTMENT YEARS SIX THROUGH TEN. The base rent shall be adjusted as of the first day of the sixth year of this lease. As of such date, the base rent shall be adjusted upward to a minimum of $115% and the maximum of 125% of the base rent paid for the first five years of the term of this lease. Subject to such minimum and maximum increases the base rent for the second five years of the term hereof shall be an amount equal to the product of:

               (a) the base rent in effect during the first five year term multiplied by:

               (b) a fraction the numerator of which is the Consumer Price Index for all items (CPI) U.S. cities average published for the month immediately preceding the first month of the sixth year of the term hereof and the denominator of which is the Consumer Price Index for all items (CPI) U.S. cities average published for the month in which the commencement date of this lease falls.

          1c. RENTAL ADJUSTMENT FIRST FIVE YEAR OPTION. The base rent shall be adjusted as of the first day of the first option period (years eleven through fifteen) of this lease if the first option to renew is exercised. The base rent for such option period shall be adjusted as of the first day of the option period upward to a minimum of 115% and a maximum of 125% of the base rent paid for years six through ten of the term of this lease. Subject to such minimum and maximum increases the base rent for the first option period hereof shall be an amount equal to the product of:

               (a) the base rent in effect during years six through ten multiplied by

               (b) a fraction the numerator of which is the Consumer Price Index for all items (CPI) U.S. cities average published for the month immediately preceding the first month of the firs option period (the 120th month of this lease) and the denominator of which is the Consumer Price Index for all items (CPI) U.S. cities average published for the month immediately preceding the first month of the sixth lease year hereof.

          1d. RENTAL ADJUSTMENT SECOND FIVE YEAR OPTION. The rental for the second option period shall be a ninety (90%) percent of the then prevailing market rate for similar properties in the market area in which the Premises is located. If LESSOR and LESSEE are unable to agree upon the market rental for such space within two hundred ten (210) days prior to the expiration of the initial term or renewal term as the case may be, they will jointly notify the President of the New England Chapter of the Society of Industrial Realtors to appoint a committee of there (3) active members, who regularly engage in the industrial market in the Springfield/Hartford/Boston area and who shall be wholly independent, to determine the market rental. The parties will be bound by the findings of said panel whose report will be in writing presented to both LESSOR and LESSEE simultaneously no later than (30) thirty days after the request for said opinion is made to the President of the Chapter. The cost to obtain said opinion will be equally shared between LESSEE and LESSOR. In the event the report of the panel is not delivered prior to the date by which LESSEE must give notice of exercise of its option, the date shall be extended for a period ending two business days after the date LESSEE receives a copy of the panel's report.

          2. BASE RENT: LESSEE agrees to pay LESSOR a Base Rent of Four Hundred Thirty Seven Thousand Three Hundred Fifty-Two DOLLARS ($437,352.00) per year as rent for the Premises, in monthly installments of Thirty Six Thousand Four Hundred Forty Six DOLLARS ($36,446.00) for the first five (5) years of the lease, to be adjusted in the sixth through the tenth year of the term hereof by the formula described in paragraph 1b above, each due and payable commencing on the Commencement Date and continuing on the first day of each and every month of the demised term hereof at Kessinger/Hunter & Co. 1102 Grand Avenue, Suite 300 Kansas City, MO 64106 or at such other place as LESSOR may designate from time to time, in writing. The rental as defined above has been derived by multiplying the total building space by $3.39 per square foot and the total office space by $1.70 per square foot. In the event the final plans for the building result in the building have a different ration of office space, the Base Rent shall be adjusted to reflect such variation. The rental payment for any fractional calendar month at the commencement or end of the lease period shall be prorated. Except for the provisions of the special stipulations and paragraphs 12 or 13 hereunder, this Lease is intended, and is hereby declared to be a "net" lease, it being the intention of the parties hereto that the LESSOR shall have and enjoy the rent herein reserved to it without deduction therefrom and LESSEE agrees, subject to the provisions of this Lease to pay and to discharge, as additional rent, punctually as and when the same shall become due and payable, each and

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every cost, expense and obligation of every kind and nature, foreseen or unforseen, for the payment of which LESSOR or LESSEE shall become liable by reason of its estate of interest in the Premises or any portion thereof, or by reason of any right or interest of LESSOR or LESSEE in or under this Lease, or by reason or in any manner connected with or arising out of the possession, operation, maintenance, alteration, repair, rebuilding, use or occupancy of the Premises. Nothing herein contained, however, shall be construed so as to require the LESSEE to pay or be liable for any gift, inheritance, estate, franchise, income, profit, capital or similar tax, or any other tax in lieu of any of the foregoing, imposed upon the LESSOR, or the successor or assign of the LESSOR, unless such tax shall be imposed or levied upon or with respect to rents payable to the LESSOR hereunder in lieu of real estate taxes upon the Premises.

          Any payment to LESSOR not received within 15 days after it is due shall bear interest, from its original due date through the date received by LESSOR in legal tender, at the lesser of: (i) the annual rate of 18%, calculated on the basis of a 365-day year for the number of days actually outstanding, or
(ii) the maximum annual rate permitted by any applicable usury law of the state where the Property is situated. Any advances properly made, or costs or expenses properly paid by LESSOR after any Event of Default and written notice to LESSEE of the making of such advance, shall bear such interest from the respective dates of advance or payment, as the case may be, if not reimbursed within 15 days after demand.

          No abatement, diminution or reduction of the base rent or other charges payable by the LESSEE under this Lease shall be claimed by or allowed to the LESSEE for any inconvenience, interruption, cessation or loss of business or otherwise caused directly or indirectly by any present or future laws, rules, requirements, orders, directions, ordinance or regulations of the United States of America or of the state, county or city government or any other municipal, governmental or other lawful authority whatsoever or by priorities, rationing or curtailment of labor or materials or by war or any matter of things resulting therefrom or by any other cause shall abate to the extent of actual proceeds received by the LESSOR from any rent insurance in force at the time of such occurrence.

          3.   SECURITY DEPOSIT.  Intentionally deleted.

          4. USE: LESSEE shall use and occupy the Premises only for use for office, manufacturing and warehousing and shall not use or occupy the Premises for any other purpose. LESSEE shall comply in all material respects with all applicable governmental laws, ordinances and regulation applicable to the use of the Premises, including the Protective Restrictions for the Agawam Regional Industrial Park, as recorded in the Hampden County Registry of Deeds, and shall promptly comply with all applicable governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises, all at LESSEE sole expense. Without LESSOR's prior written consent, LESSEE shall not receive, store or otherwise handle any product, (including tires, agricultural chemicals and pesticides), material or merchandise which is explosive or highly flammable which would render the Insurance thereon void. LESSEE will not permit the Premises to be used for any other purpose or in any manner (including without limitation any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause tn insurance authority to disallow any sprinkler credit. Except as provided in paragraphs 12 and 13 and the Special stipulations, LESSEE shall be liable for any and all costs and expenses, including without limitation, the cost of improvements and alterations (subject to Paragraph 15 hereto) required for the Premises to comply with the requirements of this Paragraph 4 and Paragraph 5 below. See Special Stipulation E.

          5.   INSURANCE:

               (A) LESSEE shall comply in all material respects with all provisions of the code regulations of the city in which the Premises is located and all covenants and conditions of insurance policies pertaining to the Property and nothing shall be done or kept in or on the Premises by



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bumpers, fixtures, appliances, and sprinkler system, and shall keep the Premises and the approaches, and sidewalks adjacent thereto clean and sightly and free from ice and snow (including policing the grounds). In the event LESSEE does not make said repairs, LESSOR may give LESSEE written notice to make such repairs and if LESSEE does not make said repairs within 60 days thereafter, LESSOR may perform such work and bill LESSEE for same. LESSEE shall be obligated to repay LESSOR as additional rent the contract amount of said reasonable repairs within thirty (30) days after receipt of said billing. At the expiration of the term, LESSEE shall surrender the Premises broom clean, in as good condition as the reasonable use thereof will permit, ordinary wear and tear and loss by casualty excepted. All damage to glass, windows and doors shall be promptly repaired by the LESSEE. All other damage or injury to the Premises shall be promptly repaired by LESSEE unless expressly provided otherwise in Paragraph 12 of this Lease or unless the damage was caused by fire or other casualty or by the negligence or intentional misconduct of LESSOR, its employees, agents and contractors. LESSOR agrees to use its best efforts to prevent any unnecessary inconvenience to LESSEE in exercising any of its rights of access.

          10. LESSOR'S RIGHT OF ENTRY: LESSOR or LESSOR's agent may enter the Premises at reasonable hours upon twenty-four (24) hours prior written notice to LESSEE (other than in case of emergency) to examine the same and to do anything LESSOR may be required to do hereunder or which LESSOR may deem reasonably necessary for the good of the Premises and, during the last ninety (90) days of this lease, LESSOR may display a "For Rent" sign or, and show, the Premises. LESSOR agrees to use its best efforts to prevent any unnecessary inconvenience to LESSEE in exercising any of it rights of access.

          11. GROUNDS AND PARKING LOT MAINTENANCE: LESSEE shall be responsible for the cost of maintenance of the parking lot including snow removal, landscape maintenance, cleaning, repainting and repairs. LESSEE shall insure that the parking lot is not damaged by placement or movement of trash containers or the dollies on semi-trailer trucks, and LESSEE shall be responsible for the cost of repair of same during the terms of this Lease and upon termination thereof other than those caused by LESSOR's negligence or misconduct.

          12. MAINTENANCE AND REPAIR BY LESSOR: LESSOR shall keep in reasonably good repair, ordinary wear and tear excepted, foundation and structural portions of the exterior walls (exclusive of inside surfaces), and shall maintain the roof in good repair and condition, free from leaks, except as to damage arising from the negligence of the LESSEE, but nothing herein shall be construed as requiring LESSOR to repair any fixtures installed by the LESSEE. LESSOR shall be under no obligation and shall not be liable for any failure to make any such repairs until and unless LESSEE notifies LESSOR in writing, of the necessity therefore, in which LESSOR shall have a reasonable time thereafter to make such repairs. LESSOR reserves the right to the exclusive use of the roof and exterior walls which LESSOR is so obligated to repair subject to LESSEE's rights to affix signs as provided in paragraph 8 above.

          13. DAMAGE BY CASUALTY: In case, during the term of this lease the Premises hereby let shall be destroyed or shall be so damaged by fire or other casualty, as to become untenantable in the reasonable opinion of LESSOR, then in such event, at the option of LESSOR, the term hereby created shall cease and this Lease shall become null and void from the date of such damage or destruction and the LESSEE shall immediately surrender said Premises and all interest therein, to LESSOR, and LESSEE shall pay rent within said term only to the time of such damage; provided however, that LESSOR shall exercise such option to so terminate this Lease by notice in writing delivered to LESSEE within thirty (30) days after such damage or destruction. In case LESSOR shall not so elect to terminate this lease, in such event, this Lease shall continue in full force and effect and the LESSOR shall repair the Premises with all reasonable promptness and in any event within one hundred eighty (180) days following the date of the event requiring LESSOR's action, placing the same in as good a condition as they were at the time of the damage or destruction, and for that purpose may enter said Premises and rent shall abate in proportion to the extent and


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
duration of untenantability. In either event LESSEE shall remove its rubbish, debris, merchandise, furniture, equipment and other of its personal property within five (5) days after the request of the LESSOR. If the Premises shall be but slightly injured, by fire or other casualty, so as not to render the same untenantable or unfit for occupancy, or, in LESSEE's reasonable opinion, use in LESSEE's operations as conducted immediately preceding such event, then LESSOR shall repair the same with all reasonable promptness, and in that case the rent shall not abate. No compensation or claim shall be made by or allowed to the LESSEE by reason of any inconvenience or annoyance arising from the necessity of repairing any portion of the building or the Premises, however the necessity may occur. If the Premises are not restored within such 180-day period, LESSEE may terminate this lease upon written notice to LESSOR.

          14. PERSONAL PROPERTY: LESSOR shall not be liable for any loss or damage to any merchandise or personal property in or about the Premises, regardless of the cause of such loss or damage other than as a result of the negligence or intentional misconduct of LESSOR, its agents, employees or contractors.

          15.  ALTERATIONS:   The parties hereto agree that LESSEE is permitted
to make alterations and additions to the Premises that total less than $50,000, provided that said alterations and additions do not affect the structural integrity of the building nor involve the penetration of the roof. LESSEE shall not make any alterations or additions in excess of $50,000.00, without the prior written consent of LESSOR, which consent shall not be unreasonably withheld.

          16. UTILITIES AND SERVICES: LESSEE shall pay for all electricity, gas, water, fuel and any services or utilities used in or assessed against the Premises, unless otherwise herein expressly provided. LESSOR represents nd warrants that all such utilities will be available to the Premises at Delivery.

          17. PUBLIC REQUIREMENTS: LESSEE shall comply in all material aspects with all laws, orders, ordinances and other public requirements now or hereafter affecting the Premises or the use thereof, and save LESSOR harmless from expense or damage resulting from failure to do so.

          18. FIXTURES: All buildings, repairs, alterations, additions, improvements, installations and any other fixtures by whomsoever installed or erected (except such business trade fixtures, personal property and equipment belonging to LESSEE as can be removed without leaving damaged or incomplete the Premises or Property) shall belong to LESSOR and remain on and be surrendered with the Premises as a part thereof at the expiration of this Lease or any extension thereof without any compensation of LESSOR.

          At LESSOR's option, and upon written notice to LESSEE at least ten
(10) days prior to the termination date of this Lease or upon earlier vacating of the Premises, all unauthorized alterations, additions, improvements, installations, and other fixtures by whomsoever installed or erected shall be removed by the termination date of this Lease or upon earlier vacating of the Premises. All such removal, including business trade fixtures and equipment belonging to LESSEE shall be accomplished in a good workmanlike manner so as not to damage and leave unrepaired the primary structure and structural qualities of the building and other improvements situated on the Premises.

          19. REAL ESTATE TAXES: LESSEE shall, at its own cost and expense, pay the real estate taxes, both general and special, and any assessments levied against the Premises, beginning at the commencement of the term hereunder and continuing until the final termination of this Lease. LESSEE shall pay all personal property taxes and assessments levied against its contents and personal property on the Premises. LESSOR shall provide LESSEE with a copy of each tax notice before the due date indicated thereon. LESSOR agrees to cooperate with LESSEE in contesting any taxes or assessments imposed with respect to the Premises or LESSEE's personal property upon request from LESSEE and receipt by LESSOR of reasonable assurance that provision for payment of such taxes has been made if such contest is unsuccessful.


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          20.  EMINENT DOMAIN:  If the Premises or any substantial part thereof shall be taken by any competent authority under the power of eminent domain or be acquired for any public or quasi-public use or purpose, the term of this Lease shall cease and terminate upon the date when the possession of said Premises or the part thereof so taken shall be required for such use or purpose and without apportionment of the award, and LESSEE shall have no claim against LESSOR for the value of any unexpired term of this Lease. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of LESSOR's building or the land under it or if the grade of any street or alley adjacent to the Property is changed by any competent authority, such that, in LESSEE's reasonable opinion, LESSEE's operations at the Premises would be adversely affected, LESSOR or LESSEE shall have the right to cancel this Lease after having given written notice of cancellation to the other not less than one hundred eighty (180) days prior to the date of cancellation designated in the notice. In either of said events rent at the then current rate shall be apportioned as of the date of the termination or loss of possession by LESSEE, if earlier to occur. No money or other consideration shall be payable by the LESSOR to the LESSEE for the right of cancellation, and the LESSEE shall have no right to share in the condemnation award or in any judgment for damages caused by the taking or the change of grade. Nothing in this paragraph shall preclude an award being made to LESSEE for loss of business or depreciation to and cost of removal of equipment or fixtures.

          21. WAIVER OF SUBROGATION; LIMITATION OF LIABILITY: Anything in this Lease to the contrary notwithstanding, it is agreed that each party (the "Releasing Party") hereby releases the other (the "Released Party") from any liability which the Released Party would, but for this paragraph, have had to the Releasing Party during the term of this Lease, resulting from the occurrence of any accident or occurrence or casualty (i) which is or would be covered by a fire and extended coverage policy (with a vandalism and malicious mischief endorsement attached) or by a sprinkler leakage, boiler and machinery or water damage policy in the State of Massachusetts, or (ii) covered by any other casualty or property damage insurance being carried by the Releasing Party at the time of such occurrence, which accident, occurrence or casualty may have resulted in whole or in part from any act or neglect of the Released Party, its officers, agents or employees; PROVIDED HOWEVER, the release hereinafter set forth shall not become operative and shall become null and void if the Releasing Party places the appropriate insurance with an insurance company which (y) takes the position that the existence of such release vitiates or would adversely affect any policy so insuring the Releasing Party in a substantial manner and notice thereof is given to the Released Party, or (z) requires the payment of a higher premium by reason of the existence of such release, unless in the latter case the Released Party within 10 days after notice thereof from the Releasing pays such increase in premium.

          22. DEFAULT AND REMEDIES: In the event (a) LESSEE shall fail to pay the rent reserved herein within five (5) days after notice from LESSOR that said rent has not been paid, or fails to pay to LESSOR other amounts provided herein to be paid to LESSOR within ten (10) days after rendition of a statement therefor; (b) LESSEE defaults in the prompt and full performance of any of LESSEE's covenants and agreements hereunder, and said default is not corrected within thirty (30) days after notice from LESSOR of said default (or if such default is of such a nature that it cannot be cured completely within such thirty (30) day period, if LESSEE shall not have promptly commenced to cure the default within said thirty (30) day period or shall have not diligently prosecuted the curative work to completion); (c) any voluntary or involuntary petition or similar pleading under ny Act of Congress relating to bankruptcy shall be filed by or against LESSEE and, if involuntary, shall remain unstayed or undischarged, sixty (60) days thereafter, or if any voluntary or involuntary proceedings in any court or tribunal shall be instituted by or against LESSEE to declare LESSEE insolvent or unable to pay the debts of LESSEE and, if involuntary shall remain unstayed or undischarged, sixty (60) days thereafter;
(d) LESSEE makes an assignment for the benefit of creditors or a transfer in fraud of creditors; (e) a receiver be


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appointed for LESSEE or any property of LESSEE and not discharged within thirty days (30); of (f) if LESSEE abandons the Premises, then in any of such events, LESSEE shall be in default and LESSOR shall have the option to doe any one or more of the following in addition to and not in limitation of any other remedy permitted by law; to enter upon the Premises or any part thereof either with or without process of law, and to expel, remove and put out LESSEE or any other persons who might be thereon, together with all personal property found therein provide that LESSOR shall provide to LESSEE five (5) days prior written notice of LESSEE's intention to remove LESSEE's personal property; and, LESSOR may terminate this Lease or it may from time to time, without terminating this Lease, rent said Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and as such rental or rentals and upon such other terms and conditions as LESSOR in its sole reasonable discretion may deem advisable, with the right to repair, renovate, remodel, redecorate, alter and change said Premises. At the option of LESSOR, rents received by LESSOR from such reletting shall be applied first to the payment oaf any indebtedness from LESSOR to LESSOR or other than rent and additional rent due hereunder; second, to payment of any costs and expenses of such reletting, including but not limited to reasonable attorney's fees, advertising fees and brokerage fees, and to the payment of any repairs, renovation, remodeling, redecorations, alterations and changes in the Premises necessary to put the Premises in the condition required pursuant to paragraph 9 above; third to the payment of rent and additional rent and interest due and payable hereunder and interest thereon, and, if after applying said rents there is any deficiency in the rent and additional rent and interest to be paid by LESSEE under this Lease, LESSEE shall pay any such deficiency to LESSOR and such deficiency shall be calculated and collected by LESSOR monthly. No such re-entry or taking possession of said Premises shall be construed as an election on LESSOR's part to terminate this Lease unless a written notice of such intention to be given to LESSEE. Upon taking possession of the Premises and thereafter LESSOR agrees to act in good faith to mitigate damages and to use reasonable efforts to relet the Premises.

          Notwithstanding any such reletting without termination, LESSOR may at any time thereafter elect to terminate this Lease for such previous breach and default upon written notice to LESSEE. Should LESSOR at any time terminate this Lease by reason of default, in addition to any other remedy it may have, it may recover from LESSEE the worth at the time of such termination of the excess of the amount of rent and additional rent reserved in this Lease for the balance of the term hereof over the then reasonable rental value of the Premises for the same period, subject to LESSOR's obligation to act in good faith to mitigate damages. LESSOR shall have the right and remedy to seek redress in the courts at any time to correct or remedy any default of LESSEE by injunction or otherwise, without such resulting or being deemed a termination of this Lease, and LESSOR, whether this Lease has been or is terminated or not, shall have the absolute right by court action or otherwise to collect any and all amounts of unpaid rent or unpaid additional rent or any other sums due from LESSEE to LESSOR under this Lease, to consult or place said Lease or any amount payable by LESSEE hereunder with an attorney concerning or for the enforcement of any of LESSOR's rights hereunder, the LESSEE agrees in each and any such case to pay to LESSOR, LESSOR,s reasonable attorney's fees.

          23. WAIVER: The rights and remedies of the LESSOR under this Lease, as well as those provided or accorded by law, shall be cumulative, and none shall be exclusive of any other rights or remedies hereunder or allowed by law. A waiver by LESSOR of any breach or breaches, default or defaults of LESSEE hereunder shall not be deemed or construed to be a continuing waiver of such breach or default not as a waiver of or permission, expressed or implied, for any subsequent breach or default, and it is agreed that the acceptance by LESSOR of any installment of rent subsequently to the date the same would have been paid hereunder, shall in no manner alter or affect the covenant and obligation of LESSEE to pay subsequent installments of rent promptly upon the due date thereof. No


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receipt of money by LESSOR after the termination in any way of this Lease shall reinstate, continue or extend the terms above demised.

          24. HOLDING OVER: LESSEE will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to LESSOR. If LESSOR agrees in writing that LESSEE may hold over after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, the hold over tenancy shall be subject to termination by LESSOR at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during that period, except that LESSEE shall pay LESSOR from time to time upon demand, as rental for the period of any hold over, and amount equal to one and one-half (1-1/2) the rent in effect on the termination date, computed on a daily basis for each day of the hold over period. No holding over by LESSEE, whether with or without consent of LESSOR, shall operate to extend this Lease except as otherwise expressly provide. The preceding provisions of this paragraph 24 shall not be construed as LESSOR's consent for LESSEE to hold over.

          25. NOTICES: Any notice hereunder shall be sufficient if sent by registered or certified mail, addressed to LESSEE at the Premises, and to LESSOR where rent is payable. See Special Stipulation F.

          26. SUBORDINATION; ATTORNMENT: LESSEE's rights under this Lease are and shall always be subordinate to the operation and effect of any lease of land only or of land and buildings in sale-leaseback transaction, any mortgage, deed or trust or other security instrument now or hereafter placed upon the building, or any part or parts thereof by LESSOR; provided that any such mortgage or other agreement provides in substance that if by foreclosure or otherwise such mortgagee or successor in interest shall come into possession of the Premises or become owner of the same or take over the rights of LESSOR, it will not disturb the possession, use or enjoyment of the Premises by LESSEE, its successors or assigns, nor disaffirm this Lease or LESSEE;a rights hereunder, so long as the obligations of LESSEE are performed in accordance with the terms of the Lease. This clause shall be self-operative and no further instrument of subordination shall be required. LESSEE agrees to attorn to any successor in interest to LESSOR whether by purchase, foreclosure, sale in lieu of foreclosure; power of sale, termination of any lease of land only or land and buildings in a sale-leaseback transaction. If any person shall succeed to all or part of LESSOR's interest in the Premises upon the exercise of any remedy provide for in any mortgage of the Premises now or hereafter recorded, LESSEE shall attorn and recognize such person as LESSEE's landlord as above provided and this Lease shall continue in full force and effect as a direct lease between such person and LESSEE as fully and with the same force and effort as if this Lease had originally been entered into by such person and LESSEE.

          LESSEE shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage. LESSEE shall also deliver to LESSOR, from time to time as may be reasonably requested, within fifteen (15) days after receipt by LESSEE of a request, an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this Lease and such other matters pertaining to this Lease as may be reasonably requested by LESSOR. It is understood and agreed that LESSEE's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for LESSOR's execution of this Lease.

          27. SUCCESSORS: The provisions, covenants and conditions of this Lease shall bind and inure to the benefit of the legal representatives, heirs, successors and assigns of each of the parties hereto, except that other than as provided in Paragraph 7 no assignment or subletting by LESSEE without the written consent of LESSOR shall vest any right in the assignee or subLESSEE of the LESSEE.

          28. QUIET POSSESSION: LESSOR agrees that so long as LESSEE fully complies with all of the terms, covenants and conditions herein contained on LESSEE's part to be kept and performed, LESSEE shall and may peaceably and quietly have, hold and enjoy the said Premises for the term aforesaid, it being expressly understood and agreed that the aforesaid covenant of quiet enjoyment shall be binding upon the LESSOR, its heirs, successors, or assigns. LESSOR further covenants and represents that LESSOR has full right, title power and authority to make, execute and deliver this Lease and to perform its obligations hereunder.

          29. BANKRUPTCY: Subject to the federal Bankruptcy Code and applicable state laws, neither this Lease or any interest therein nor any estate hereby created shall pay sot any trustee or receiver in bankruptcy or to any other receiver or assignee for the benefit of creditors by operation of law or otherwise during the term of the Lease or any renewal thereof.

          30.  MECHANIC'S LIENS:   LESSEE shall have no authority, express or
implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of LESSOR in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with LESSEE, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to LESSEE by this instrument. LESSEE covenants and agrees that it will pay or cause to be paid or procure appropriate of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvement thereon and that it will save and hold LESSOR harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the LESSOR in the premises under the terms of this Lease.

          31. ENTIRE AGREEMENT: This lease contains the ENTIRE AGREEMENT between the parties, and no modification of this Lease shall be binding upon the parties unless evidenced by an agreement in writing signed by the LESSOR and LESSEE after the date hereof. If there is more than one LESSEE named herein, the provisions of this Lease shall be applicable to and binding upon such LESSEES, jointly and severally.

          32.  MISCELLANEOUS:

               (A) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

               (B) The captions inserted in this Lease are for convenience only and in now way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this lease.

               (C) This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

               (D) All obligations of LESSEE hereunder not fully performed as of the expiration or earlier termination of the term of this lease shall survive the expiration or earlier termination of the term hereof, including without limitation all payment obligations with respect to taxes and insurance and all obligations concerning the condition of the Premises. LESSEE shall prior to vacating the Premises, pay to LESSOR the amount, as estimated by LESSOR based upon the most current available tax bill and insurance premiums, of LESSEE's pro rata obligation hereunder for real estate taxes and insurance premiums for the year in which the Lease expires or terminates. All such amounts shall be used and held in trust pending disbursement by LESSOR for payment of such obligations of LESSEE hereunder, with LESSEE being liable for any additional costs therefor upon demand by LESSOR accompanied by an accounting from LESSOR, or with any excess to be returned to LESSEE after all such obligations have been determined and satisfied, as the case may be. Any security deposit held by LESSOR shall be credited against the amount payable by LESSEE under this Paragraph 32(D).

               (E) If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this lease, then and in that event, it is the intention of the parties hereto that the remained of this Lease shall not be affected thereby.

               (F) Because the Premises are on the open market and are currently being shown, this Lease shall be treated as an offer with the Premises being subject to prior lease and such offer subject to withdrawal or nonacceptance by LESSOR or to other use of the Premises without notice, and the Lease shall not be valid or binding unless and until accepted by LESSOR in writing and a fully executed copy delivered to both parties hereto. If not accepted by LESSOR within three (3) days after presentation to LESSOR of a signed counterpart by LESSEE, this offer shall automatically expire and be of no force or effect.

          33. MORTGAGE APPROVAL. LESSOR intends to procure from one or more financing institutions some part or all of the funds to finance the construction of the improvements on the property of which the Premises are a part. If any such financing institution requires any modification of the terms and provisions of this Lease as a condition to such financing, LESSEE agrees to cooperate with LESSOR as LESSOR reasonably may request to make any reasonable changes in this Lease required by such financing institution provided they do not in LESSEE's sole determination affect the economic conditions of this Lease or the use of the Premises or operations intended to be conducted by LESSEE thereon or the scope of LESSEE's obligations hereunder, or the quality or size of the improvements to be constructed thereon; or the term including renewal options under this Lease.

          34. FORCE MAJEURE. In the event either party hereto shall be delayed or hindered in or prevented from the performance of any act required under this Lease by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental law or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under this Lease, then performance of such act shall be excused for the period of the delay, and the period for the performance of such act shall be extended for a period equivalent to the period of such delay. In the event such condition shall continue for a period of one hundred eighty (180) days, then LESSEE shall have the option to terminate this Lease by written notice to LESSOR given at any time after the expiration of such 180-day period. The provisions of this section shall not (a) operate to excuse LESSEE from prompt payment of Annual Base Rent or any other payment required by the terms of this Lease, and (b) be applicable to delays resulting from the inability of a party to obtain financing or to proceed with its obligations under this Lease because of a lack of funds.

          35. CONSTRUCTION OF IMPROVEMENTS. LESSOR shall construct improvements upon the Premises for the use and benefit of LESSEE as set forth in the special stipulations attached hereto.

          36. SPECIAL STIPULATIONS. The special stipulations attached hereto shall be a part hereof in all respects. In the event of any conflict with the other terms and provisions of this Lease, the Special Stipulations shall control.

          IN WITNESS WHEREOF, said parties hereunto subscribe their names.
Executed in      6      originals.
            -----------



LESSOR:                            LESSEE:

Bluefin Associates                 Simmons U.S.A. Corporation
a Missouri General Partnership     A Delaware Corporation

BY: /s/ Charles H. Hunter          BY: /s/ H B Smith
   __________________________         __________________________

ITS: General Partner               ITS: Senior Vice President
    -------------------------          -------------------------

ADDRESS: 1102 GRAND, SUITE 300     ADDRESS: 6 EXECUTIVE PARK DRIVE, NE

KANSAS CITY, MO 64106              ATLANTA, GEORGIA 30329

PHONE NO.: (816) 842-2690          PHONE NO.:  (404) 321-3030

                              SPECIAL STIPULATIONS
                                       TO
                    COMMERCIAL AND INDUSTRIAL LEASE AGREEMENT
                                     BETWEEN
                BLUEFIN ASSOCIATES AND SIMMONS U.S.A. CORPORATION
                     DATED AS OF ____________________, 1987


     A.   CONSTRUCTION:
          ------------

          LESSOR hereby agrees to cause to be constructed upon the real estate constituting a portion of the Premises an office and warehouse facility in accordance with the plans and specifications prepared by LESSOR and submitted for approval in writing by LESSEE (the "Building"). The plans and specifications prepared by LESSOR shall be based upon Exhibit "A" attached hereto (the "Preliminary Plans") as prepared by LESSOR and submitted to LESSEE. The plans and specifications as approved in writing by LESSEE shall constitute the final plans and specifications for the construction of the Building and shall not be modified in any material respect without the LESSEE's prior written consent (the "Final Plans"). The Final Plans shall be delivered by LESSOR to LESSEE for LESSEE's written approval on or before December 31, 1987.

          LESSEE shall notify LESSOR in writing of any objections to the Final Plans within fifteen (15) calendar days from and after the date of receipt by the LESSEE of the Final Plans. Failure to give written notice to LESSOR of objections to the Final Plans within such fifteen day period shall be deemed approval of the Final Plans by LESSEE. LESSEE's approval of the Final Plans shall not be unreasonably withheld, and any objection by LESSEE to the Final Plans must be based upon the fact that the plans and specifications as contained in the Final Plans alter or differ from the Preliminary Plans or materially adversely affect LESSEE's intended operations on the Premises.

          LESSOR shall cause a general contractor acceptable to LESSEE to commence construction of the Building promptly after LESSEE's approval of the Final Plans and LESSOR shall cause the construction to be diligently pursued and promptly completed thereafter. All work and construction of the Building shall be in accordance with the Final Plans and shall be performed in a good and workmanlike manner in accordance with all regulations, codes and ordinances of any local, municipal, state or federal authority having jurisdiction thereof. All permits, licenses, or approvals required for said work shall be obtained and maintained by LESSOR.

          LESSOR shall deliver possession of the Premises to LESSEE upon substantial completion of the Building (hereinafter "Delivery"). Delivery shall be accomplished when:

          1. LESSOR's architect certifies in writing that the Building has been completed in substantial accordance with the Final Plans; and

          2. LESSOR notifies LESSEE in writing that the Building is ready for LESSEE's fixtures; and

          3.   LESSOR delivers keys to the Building to LESSEE; and

          4.   LESSOR obtains a certificate of occupancy for the Building.

          LESSOR and LESSEE agree to conduct jointly a final walkthrough inspection of the Building on the date of Delivery and to create a mutually agreed upon punch list of items which LESSOR shall repair or cause to be repaired within sixty (60) days from and after Delivery. LESSEE shall have the right to supplement such punch list during such 60 day period. In order to facilitate Delivery, LESSOR and LESSEE hereby agree to conduct jointly a walk-through inspection of the Building approximately every week during the term of construction.

          From and after Delivery of the Building to LESSEE, LESSEE shall promptly commence and prosecute to completion the fixturing and decorating of the Building, at LESSEE's sole cost and expense except as otherwise provided in the Final Plans (including the payment for all utilities consumed by LESSEE and all application fees or deposits required for the utilities serving the Premises, except as may otherwise be agreed between LESSOR and LESSEE) to enable LESSEE to properly use the Premises for the purposes set forth in this Lease. All work to be performed by LESSEE shall be performed in a good and workmanlike manner, in accordance with all rules, regulations, codes and ordinances of any local, municipal, state or federal authority having jurisdiction thereof. All permits, licenses or approvals required for said work shall be obtained by LESSEE at its sole cost and expense. LESSOR agrees, at its sole cost and expense to acquire all necessary licenses and other approvals, including but not limited to a permanent certificate of occupancy, which may be required to open and operate the Premises by any authority with jurisdiction over the Premises.

          LESSOR hereby agrees to make fully available to LESSEE the benefits of any warranty LESSOR receives or may receive from any contractor or subcontractor constructing the Building. In addition, LESSOR agrees to make fully available to LESSEE the benefit of any warranty received by LESSOR which covers any equipment, including the HVAC system, within the Building. LESSOR shall cooperate with LESSEE in processing any warranty claims as LESSEE may reasonably request.

          LESSOR and LESSEE hereby agree to make all good faith, reasonable efforts to accommodate the other in completing their respective obligations under this Lease and in particular, this Special Stipulation A. Without limiting the generality of the foregoing, LESSOR agrees to make available to LESSEE, without charge, space for storage of LESSEE's fixtures and other items necessary for LESSEE to open the Premises as soon as practical. Furthermore, to assist LESSEE in its timely opening of the Premises, LESSOR agrees that prior to Delivery, LESSOR shall, to the extent practicable,give to LESSEE at LESSEE's sole risk, reasonable access to the Premises for the purpose of inspecting, measuring, receiving, storing and installing or arranging for the installation of, its trade fixtures and equipment, but only to the extent that any such occupancy by LESSEE shall not violate any applicable government codes or requirements or hamper LESSOR's contractors, subcontractors and their respective employees as determined by LESSOR in its reasonable discretion, and provided further that LESSEE's liability insurance is then in full force and effect.

          Subject to the limitations of paragraph 21 of this lease, LESSOR and LESSEE each expressly agrees to protect, indemnify and save harmless the other from and against any liability for damage to any person or property as a result of the work or repairs undertaken by such indemnitor from time to time under the terms of this Lease.

          LESSEE's entry into the Premises prior to Delivery shall not constitute acceptance of the Building.

     B.   Commencement Date:
          -----------------

          The commencement date of the term of this lease (the "Commencement Date") shall be the date which is the earlier of the date on which LESSEE opens for business on the Premises or thirty (30) days after Delivery but in no event earlier than May 1, 1988. If the Commencement Date is other than the first day of the, the termination date of the term shall be the appropriate (i.e., tenth, fifteenth, or twentieth) anniversary of the last day of the first month following the Commencement Date. LESSOR shall make good faith efforts to cause Delivery to occur at the earliest possible date.

     C.   Rent Abatement and LESSOR's Repairs
          -----------------------------------

          In the event that Delivery does not occur on or before July 1, 1988, LESSEE's rent shall be abated by the amount of $1,214.87 per day for each day beyond July 1, 1988 that Delivery has not occurred. In the event that Delivery does not occur on or before October 1, 1988, LESSEE, at LESSEE's sole option, may terminate this Lease immediately upon written notice to LESSOR, in which event LESSEE shall have no further obligations hereunder. Said rent abatement and termination provisions of the lease will be subject to paragraph 34 of this agreement.

          For a period of two (2) years from and after the date of Delivery, in the event of any defect in materials and workmanship in construction of the Building or other work done on the Premises by or on behalf of LESSOR, LESSEE agrees to give prompt written notice to LESSOR specifying such defect and specifying the estimated cost of repair of such defect. LESSEE further agrees to give written notice to LESSOR of any failure by LESSOR to maintain the Premises as required under Paragraph 12 of this Lease, specifying the necessary repairs and estimating the cost thereof. If LESSOR does not cause such repairs to be undertaken and completed with due diligence upon receipt of such notice, LESSEE shall then have the right to perform, or cause to be performed, any and all necessary repairs to cure such defect or make such repair and LESSOR shall pay to LESSEE, within seven (7) days following receipt of a statement therefor, accompanied by reasonable evidence of all such costs and expenses reflected on such statement, the amount of costs and expenses reasonably incurred by LESSEE in repairing such defect or making such repairs. LESSEE's obligation to pay rent shall not be abated during any period of repair hereunder except as otherwise provided in paragraph 13 of this Lease.

     D.   Use
          ---

          In the event any future laws, rules, requirements, orders, directions, ordinances or regulations of the United States of America or of the state, county or city government or any other municipal, governmental or other lawful authority whatsoever prohibit LESSEE's use of the Premises as provided in Paragraph 4 above, LESSEE shall have the right to convert the use of the Premises to any other lawful use then permitted, upon written notice to LESSOR of such fact, provided that LESSOR, upon receipt of such notice, may, if it so elects, terminate this Lease whereupon LESSEE shall have no further obligations hereunder for events arising subsequent to the date of such termination. LESSOR represents and warrants to LESSEE that the use of the Premises for office, manufacturing of bedding, upholstered furniture and related products and warehousing of the same is a permissible use under all applicable zoning and land use ordinances now in effect and restrictions of record, including, without limitation, the Protective Restrictions for the Agawam Regional Industrial Park.

     E.   Notices
          -------

          Whenever it shall be necessary or desirable for LESSOR to serve any notice or demand upon LESSEE, such notice or demand shall be deemed sufficiently given or made hereunder if it is in writing and delivered to LESSEE by hand at the Premises or sent by registered or certified mail, return receipt requested, addressed to LESSEE at the Premises and the time of the giving or making of such notice or demand shall be deemed to be the time when the same is so delivered to LESSEE, the date of the executed return receipt if mailed, or the date it is left at the Premises as herein provided. A copy of any such notice simultaneously shall be given to LESSEE by certified mail, return receipt requested, at the following address:

               Simmons U. S. A. Corporation
               6 Executive Park Drive
               Atlanta, GA 30329
               Attn.: Mr. Harlan Smith

Any notice by LESSEE to LESSOR must be delivered by hand or sent by registered or certified mail, return receipt requested, addressed to LESSOR at the address where the last previous rental payment was paid with the date of the giving or making of such notice being determined as provided above. Either party may, at any time, change its address for notices by giving the other party notice of such change in the manner above provided for the giving of notices.

                               FIRST AMENDMENT TO

                    COMMERCIAL AND INDUSTRIAL LEASE AGREEMENT


          This first amendment to the Commercial and Industrial Lease Agreement is made this 5th day of October, 1993 by and between Bluefin Associates, a
             ---        -------
Massachusetts General Partnership, LESSOR, and Simmons Company (formerly Simmons USA Corporation), a Delaware Corporation, LESSEE.

          WHEREAS, Bluefin Associates, as LESSOR, and Simmons Company (formerly Simmons USA Corporation), as LESSEE, entered into a Commercial and Industrial Lease Agreement dated the 4th day of December, 1987 (the "LEASE");

          WHEREAS LESSOR and LESSEE desire to amend said LEASE to revise the options to renew, to extend the term thereof, modify the rent, grant LESSEE an option on certain property rights in the Premises and other matters as hereinafter set forth.

          NOW THEREFORE, in consideration of the mutual covenants and agreements herein set forth, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows.

          1. Effective Date. The Effective Date of this Amendment is the day
             ----------------
LESSOR closes its Permanent Loan to refinance the Premises. If such refinancing has not occurred prior to February 28, 1994 (unless the parties agree in writing to extend such date), then this Amendment and the option to purchase granted in Paragraph 4 hereof shall be of no force or effect and the original LEASE shall remain in full force and effect as if this amendment had never existed.

          2. Term and Options.
             -----------------

          Paragraph "1. TERM:" of the Lease is hereby amended in its entirety to read as follows:

         "1. TERM: The Term shall be for a period of Twelve years and Six months commencing October 1, 1993, and ending March 31, 2006."

          Paragraph "1a. OPTION TO RENEW." of the Lease is not modified and remains in full force and effect, such option to apply to the Term as above revised.

          Lease paragraphs "1b. RENTAL ADJUSTMENT YEARS SIX THROUGH TEN", "1c. RENTAL ADJUSTMENT FIRST FIVE YEAR OPTION", and "1d. RENTAL ADJUSTMENT SECOND FIVE YEAR OPTION" are deleted in their entirety and the following paragraphs 1b and 1c are substituted in their place:

          "1b. BASE RENT ADJUSTMENT FIRST FIVE YEAR OPTION. The Base Rent for the first five year option period which commences April 1, 2006, and ending March 31, 2011 shall be the same as the Base Rent during the 12 year, six month term set forth in Paragraph 2, below (Five Hundred Thirty Thousand Seven Hundred Two Dollars Seventy Six Cents [$530,702.76] per year, Forty Four Thousand Two Hundred Twenty Five Dollars Twenty Three Cents [$44,225.23] per month).

          1c. RENTAL ADJUSTMENT SECOND FIVE YEAR OPTION. The Base Rent for the second five year option period shall be the greater of: (i) the then prevailing market rate for similar properties in the market area in which the premises is located; or (ii) the rate for the preceding (first five year) option period. If LESSOR and LESSEE are unable to agree upon the market rental for such space within two hundred ten days prior to the expiration of the first renewal term, they will jointly notify the President of the New England Chapter of the Society of Industrial Realtors to appoint a committee of three (3) active members who regularly engage in the industrial market in the Springfield\Hartford\Boston area and who shall be wholly independent, to determine the market rental. The parties will be bound by the findings of said panel whose report will be in writing presented to both LESSOR and LESSEE simultaneously no later than thirty
     (30) days after the request for said opinion is made to the President of the Chapter. The cost to obtain said opinion will be equally shared between the LESSEE and LESSOR. In the event the report of the panel is not delivered prior to the date by which LESSEE must give notice of exercise of its option, the date shall be extended for a period ending two business days after the date LESSEE receives a copy of the panel's report."

          3. Base Rent.
             ----------

          Paragraph "2. Base Rent:" of the Lease is hereby amended in its entirety to read as follows:

          "2. BASE RENT: LESSEE agrees to pay (LESSOR) a Base Rent, for such 12 year 6 month term of the LEASE, of

$530,702.76 per year, payable in monthly installments of $44,225.23 per month due and payable commencing the first day of October, 1993 through March 31, 2006 at Kessinger/Hunter and Company, Suite 700, 2600 Grand Avenue, Kansas City, MO 64108, or at such other place as LESSOR may designate from time to time, in writing. Except for the provisions of the special stipulations and paragraph 12 or 13 hereunder, this Lease is intended, and is hereby declared to be a "net" lease, it being the intention of the parties hereto that the LESSOR shall have and enjoy the rent herein reserved to it without deduction therefrom and LESSEE agrees, subject to the provisions of this Lease, to pay and to discharge, as additional rent, punctually as and when the same shall become due and payable, each and every cost, expense and obligation of every kind and nature, foreseen or unforeseen, for the payment of which LESSOR or LESSEE is or shall become liable by reason of its estate of interest in the Premises or any portion thereof, or by reason of any right or interest of LESSOR or LESSEE in or under this Lease, or by reason or in any manner connected with or arising out of the possession, operation, maintenance, alteration, repair, rebuilding, use or occupancy of the Premises. Nothing herein contained, however, shall be construed so as to require the LESSEE to pay or be liable for any gift, inheritance, estate, franchise, income, profit, capital or similar tax, or any other tax in lieu of any of the foregoing, imposed upon the LESSOR, or the successor or assign of the LESSOR, unless such tax shall be imposed or levied upon or with respect to rents payable to the LESSOR hereunder in lieu of real estate taxes upon the Premises.

          "Any payment to LESSOR not received with 15 days after it is due shall bear interest, from its original due date through the date received by LESSOR in legal tender, at the lesser of: (i) the annual rate of 1%, calculated on the basis of 365-day year for the number of days actually outstanding, or (ii) the maximum annual rate permitted by any applicable usury law of the state where the
Property is situated.    Any advances properly made, or costs or expenses
properly paid, by LESSOR after any Event of Default and written notice to LESSEE of the making of such advance, shall bear such interest from the respective dates of advance or payment, as the case may be, if not reimbursed with 15 days after demand.

          "No abatement, diminution or reduction of the base rent or other charges-payable by the LESSEE under this Lease shall be claimed by or allowed to the LESSEE for any inconvenience, interruption, cessation or loss of business or otherwise caused directly or indirectly by any present or future laws, rules, requirements, orders, directions, ordinances or regulations of the United States of America or of the state, county or city government or any other municipal, governmental or other lawful authority whatsoever or by priorities, rationing or curtailment of labor or materials or by war or any matter of things resulting therefrom or by any other cause or causes; except if otherwise specifically provided in this Lease. Rent shall abate to the extent of actual proceeds received by the LESSOR from any rent insurance in force at the time of such occurrence."

          4. Option.     Provided that LESSEE is not then in default under any
             ------------
of the terms of this LEASE and LESSEE has validly exercised the First Option to Renew for the period beginning April 1, 2006 and ending March 31, 2011, LESSEE is hereby granted an option to purchase a Twenty-Five Percent (25%) Subordinated Interest in the Premises for One Thousand Dollars ($1,000.00) during the period commencing the date that is Twelve (12) years six (6) months and One (1) day following the Effective Date hereof and ending with the close of business One Hundred Eighty (180) days thereafter. Such option may be exercised by written notice sent certified mail, return receipt requested, prior to expiration of such 180 day period, and accompanied by certified funds, cashier's check or wire transfer of funds to LESSOR to the address then in effect for payment of rent. During such purchase option period 'LESSEE' shall have the right to review all relevant financial information of 'LESSOR' pertaining to the leased property and other information and records of 'LESSOR' necessary for 'LESSEE' to conduct such due diligence as 'LESSEE' deems necessary to evaluate the value of such Subordinated Interest.

          5.   Definitions:
               -----------

                    (a) Permanent Loan. The Permanent Loan as used herein means
                        ----------------
               the permanent loan secured by the premises as closed by LESSOR as Borrower on the Effective Date.
                    (b) Preferential Equity. Preferential Equity means on any
                        ---------------------
               date, One Million Five Hundred Twenty-Five Thousand Dollars ($1,525,000.00) plus any ongoing capital expenditures related to maintenance of the Premises as provided for elsewhere in this LEASE.
                    (c) Return on Preferential Equity.       Return on
                        -------------------------------------
               Preferential Equity means on any given date, an amount which, when added to all cash flow distributions from the Premises in excess of mortgage payments, operating expenses and capital expenditures, between the Effective

               Date and such date equals nine percent (9%) per annum on the Preferential Equity from time to time outstanding during such period.

                    (d) Subordinated Interest in the Premises.  Subordinated
                        -------------------------------------
               Interest in the Premises means the right to receive cash flow from the Premises operations from and after the date LESSOR has received cash flow from operations in the sum of: (i) an amount equal to all of its Preferential Equity; plus (ii) an additional amount equal to all of its Return on Preferential Equity computed to such date.

          6. Reaffirmation. All other terms and provisions of said LEASE not
             ---------------
specifically modified hereby including but not limited to provisions for payment of additional rent as set forth in the original Lease, Paragraph 2, 12 or 13, remain and continue in full force and effect and are hereby ratified and reaffirmed by LESSOR and LESSEE.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the LEASE the day and the year first above written.

LESSOR:                            LESSEE:


Bluefin Associates,                Simmons Company (formerly
a Massachusetts                    Simmons USA Corporation), a
General Partnership                Delaware Corporation


BY:  /s/ Charles H. Hunter         BY:  /s/
     ---------------------             ----------------------------
     Charles H. Hunter
ITS: Managing Partner              ITS:    EVP Finance
                                        ---------------------------


ADDRESS:  SUITE 700                ADDRESS:  ONE CONCOURSE PARKWAY
          2600 GRAND AVENUE                  SUITE 600
          KANSAS CITY, MO 64106              ATLANTA,
                                             GEORGIA 30328

PHONE NO: (816) 842-2690           PHONE NO: (404) 512-7700

[LOGO]                                            KANSAS COMMERCE CENTER
                                                  15377 WEST 95TH STREET
                                                  LENEXA, KANSAS 66219
                                                  (913) 492-8401
                                                  FAX (913) 492-8715

                                                  TAMPA
                                                  200 SOUTH HOOVER STREET
                                                  BLDG. 201, SUITE 110
                                                  TAMPA, FLORIDA 33409
2600 GRAND AVENUE                                 (813) 260-3040
SEVENTH FLOOR                                     FAX (813) 369-3041
KANSAS CITY, MISSOURI 64108
(816) 542-2690                                    WEST PALM BEACH
FAX:(816) 421-5659                                1801 FORUM PLACE
                                                  WEST PALM BEACH, FLORIDA 33401
CHARLES H. HUNTER                                 (407) 640-7865
   PRESIDENT



                                  July 23, 1993


Mr. Roger W. Franklin
Vice President, Treasurer
Simmons Company
One Concourse Parkway  Suite 600
Atlanta, Georgia

Dear Roger:

Please take note that the rent on your facility in Agawam increased to $44,225.23 on August 1, 1993 per the terms of the lease.

The rent increase calculation was based on the language in Paragraph 1-b of the lease, which reads in part ...."the base rent in effect during the first five years shall be multiplied by a faction, the numerator of which is the CPI....for the month immediately preceding the first month of the sixth year of the term and the denominator is the CPI for the month in which the commencement date of the lease occurs".

The CPI index for August, 1988 (lease commencement date) is 119.0. The latest CPI index for June 1993 is 144.4. Applying the fraction 144.4/19.0 to the base rent of $36,446.00 results in a new rent of $44,225.23 per month.

You should note there could be a very minor adjustment to this number once the July 1993 CPI is published in mid August.

With regard to the negotiations on the refinancing and possible recasting of the lease, we should be hearing from the Prudential in a few days and I will be in touch.

Please call me if you have any questions.


Sincerely


Charles H. Hunter

CHH/ls